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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)
101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

ARRAY BIOPHARMA INC.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1460811 (I.R.S. Employer Identification No.)
3200 Walnut Street Boulder, Colorado (Address of principal executive offices)	80301 (Zip code)

Debt Securities
(Title of the indenture securities)

        Item 1.    General Information.    Furnish the following information as to the trustee:

    (a)
    Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Treasury Department
    Washington, D.C.

    Federal Deposit Insurance Corporation
    Washington, D.C.

    Federal Reserve Bank of San Francisco
    San Francisco, California 94120

    (b)
    Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

        Item 2.    Affiliations with Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

        None with respect to the trustee.

        No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

        Item 15.    Foreign Trustee.    Not applicable.

        Item 16.    List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated June 27, 2012.**
Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated December 21, 2011. **
Exhibit 4.	Copy of By-laws of the trustee as now in effect.***
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.

**
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-3 dated January 23, 2013 of file number 333-186155.

***
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 13th day of September 2017.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ MICHAEL TU Michael Tu Vice President

 EXHIBIT 6

September 13, 2017

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ MICHAEL TU Michael Tu Vice President

 Exhibit 7
Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2017, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,876
Interest-bearing balances		227,559
Securities:
Held-to-maturity securities		107,924
Available-for-sale securities		278,250
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		111
Securities purchased under agreements to resell		27,170
Loans and lease financing receivables:
Loans and leases held for sale		13,728
Loans and leases, net of unearned income	916,710
LESS: Allowance for loan and lease losses	10,285
Loans and leases, net of unearned income and allowance		906,425
Trading Assets		45,041
Premises and fixed assets (including capitalized leases)		7,728
Other real estate owned		845
Investments in unconsolidated subsidiaries and associated companies		11,241
Direct and indirect investments in real estate ventures		271
Intangible assets
Goodwill		22,669
Other intangible assets		17,237
Other assets		64,101

Total assets		$1,749,176

LIABILITIES
Deposits:
In domestic offices		$1,245,096
Noninterest-bearing	408,018
Interest-bearing	837,078
In foreign offices, Edge and Agreement subsidiaries, and IBFs		122,120
Noninterest-bearing	981
Interest-bearing	121,139
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		8,893
Securities sold under agreements to repurchase		7,261
Trading liabilities		13,575
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		153,308
Subordinated notes and debentures		13,199
Other liabilities		28,578

Total liabilities		$1,592,030
EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		519
Surplus (exclude all surplus related to preferred stock)		106,707
Retained earnings		50,815
Accumulated other comprehensive income		(1,291)
Other equity capital components		0

Total bank equity capital		156,750
Noncontrolling (minority) interests in consolidated subsidiaries		396

Total equity capital		157,146

Total liabilities, and equity capital		$1,749,176

        I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry Sr. EVP & CFO

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors
Enrique Hernandez, Jr
Stephen Sanger
Lloyd Dean

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  Exhibit 25.1
SIGNATURE
EXHIBIT 6
Exhibit 7 Consolidated Report of Condition of Wells Fargo Bank National Association of 101 North Phillips Avenue, Sioux Falls, SD 57104 And Foreign and Domestic Subsidiaries, at the close of business March 31, 2017, filed in accordance with 12 U.S.C. §161 for National Banks.